Exhibit 10.14
BIOHAVEN LTD.
LEGACY EQUITY AWARD SETTLEMENT PLAN
ADOPTED BY THE BOARD OF DIRECTORS: [●]
APPROVED BY THE SHAREHOLDERS: [●]
DISTRIBUTION DATE: [●]
1.    GENERAL.
(a)    Purpose. The Biohaven Ltd. Legacy Equity Award Settlement Plan (the “Plan”) of Biohaven Ltd., a BVI business company (the “Company”) is intended to provide for the grant and settlement of Option Awards and Restricted Share Unit Awards issued by the Company resulting from the treatment of Options and Restricted Share Units originally granted pursuant to the Biohaven Pharmaceutical Holding Company Ltd. 2017 Equity Incentive Plan (the “2017 Plan”) or the Biohaven Pharmaceutical Holding Company Ltd. 2014 Equity Incentive Plan that are outstanding immediately prior to the Distribution Date (together, the “Legacy Awards”) pursuant to and in accordance with the Separation and Distribution Agreement by and between Biohaven Pharmaceutical Holding Company Ltd., the Company and, solely with respect to the identified Sections, Pfizer Inc. (the “Distribution Agreement”). At the Effective Time (as defined in the Agreement and Plan of Merger, dated as of May 9, 2022, by and among Pfizer Inc., a Delaware corporation, Bulldog (BVI) Ltd., and Biohaven Pharmaceutical Holding Company Ltd. (the “Merger Agreement” and, together with the Distribution Agreement, the “Distribution and Merger Documentation”)), all Options and Restricted Share Units issued pursuant to the Plan will accelerate and vest in full and be settled in common shares of the Company (“Common Shares”) (in the case of Options, by reducing the number of Common Shares issued to a Participant by a number of Common Shares sufficient to satisfy the exercise price).
(b)    For purposes of the Plan, the “Distribution Date” means the date on which the distribution by Biohaven Pharmaceutical Holding Company Ltd. to holders of its common shares of all the outstanding common shares of the Company occurs.
(c)    Eligible Award Recipients. Employees, Directors and Consultants who hold Legacy Awards are eligible to receive Awards in respect of Legacy Awards in accordance with the terms of the Distribution and Merger Documentation.
(d)    Available Awards. The Plan provides for the grant of the following Awards in respect of Legacy Awards: (i) Incentive Share Options, (ii) Nonstatutory Share Options, and (iii) Restricted Share Unit Awards.
2.    SHARES SUBJECT TO THE PLAN.
Subject to adjustment as permitted under the terms of the Plan, the aggregate number of Common Shares that may be issued pursuant to Awards will not exceed [4,984,680]1 Common Shares (the “Share Reserve”), which number is equal to the number of Common Shares subject
1    To equal the number of shares underlying SpinCo awards as of immediately following the Distribution.

to Incentive Share Options, Nonstatutory Share Options and Restricted Share Unit Awards issued in respect of Legacy Awards pursuant to the Distribution and Merger Documentation.
3.    PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.
(a)    The Board may suspend or terminate the Plan at any time; provided, however, that the Plan will automatically terminate following the settlement in Common Shares of the last outstanding Incentive Share Option, Nonstatutory Share Option or Restricted Share Unit Award issued pursuant to and in accordance with the terms of the Distribution and Merger Documentation.
(b)    No Incentive Share Options may be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect, except with the written consent of the affected Participant or as otherwise permitted in the Plan.
4.    CHOICE OF LAW.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.
5.    INCORPORATION BY REFERENCE TO 2017 PLAN.
The terms of the 2017 Plan are incorporated herein by reference, excluding Section 1 (General), Section 3 (Shares Subject to the Plan), Section 4 (Choice of Law) and Section 10 (Plan Term; Earlier Termination or Suspension of the Plan). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the 2017 Plan; provided, however that all references to the “Company” in the 2017 Plan shall be to the Company as defined in the Plan and with such other interpretive modifications as are necessary to preserve the intent and meaning of such provisions.
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